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Contact(s):     Media Inquiries:                Visteon Corporation

              Denise Bither                     Public Affairs
              313-755-4063                      5500 Auto Club Drive
              dbither@visteon.com               Dearborn, Michigan  48126


              Facsimile: 313-755-7983

              Investor Inquiries:
              Kent Niederhofer
              313-755-3699
              kniederh@visteon.com





                                                                  [VISTEON LOGO]


VISTEON TAKES ACTION TO PROTECT VOICE VENTURE


DEARBORN, Mich., October 13, 2000 - Today Visteon Corporation (NYSE:VC) filed an action to enforce its joint venture with Lernout and Hauspie. The action was filed in Suffolk County Superior Court in Massachusetts. On May 25, 2000, Visteon and L&H entered into a joint venture where the parties agreed to exclusively work together to combine Visteon's expertise in automotive speech design and integration and L&H's full range of speech technologies to develop automotive applications.

"Visteon signed this agreement in good faith and has invested substantial resources to make this venture a success," said Stacy Fox, Visteon's Senior Vice President and General Counsel. "We stand by our agreement with L&H and we expect them to do the same."

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has a global delivery system of more than 130 technical, manufacturing, sales, and service facilities located in 23 countries. It has 81,000 employees working in three business segments: Dynamics and Energy Conversion; Comfort, Communication and Safety; and Glass.


This press release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "expect" signify forward-looking statements. Forward-looking statements are not guarantees of future results.

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      Visteon news releases, photographs and product specification details are available at www.visteon.com